Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This First Amendment to Second Amended and Restated Credit Agreement (this "Amendment Agreement") is dated as of February 21, 2014 by and among Coast Crane Company, Coast Crane Ltd., CC Acquisition Holding Corp., the other Credit Parties signatory hereto, the other Lenders signatory hereto and General Electric Capital Corporation, as Agent.
W I T N E S S E T H :
WHEREAS, the Credit Parties, the lenders party thereto, and the Agent entered into that certain Second Amended and Restated Credit Agreement dated as of March 12, 2013 (the "Credit Agreement"); and
WHEREAS, the Lenders and the Agent have agreed to amend the Credit Agreement to effect certain changes thereto requested by the Credit Parties as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2.	Amendments to Credit Agreement.

2.1. Section 6.1 of the Credit Agreement is hereby amended by deleting the first paragraph thereof in its entirety and replacing it with the following:

The Credit Parties shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal month for the twelve fiscal month period then ended to be less than 1.20 to 1.00. “Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).
2.2. Section 11.1 of the Credit Agreement is hereby amended by deleting the definitions of “Disposition” and “US Borrowing Base” in their entirety and replacing them with the following:
“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Section 5.2, and (b) the sale or transfer by any Borrower or any Subsidiary of such Borrower of any Stock or Stock Equivalent issued by such Subsidiary of such Borrower and held by such transferor Person.
“US Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:
(a) 85% of the book value of US Eligible Accounts at such time;
(b) the lesser of (i) 50% of the net book value of US Eligible Inventory valued at the lower of cost or market on a first-in, first-out basis, and (ii) $5,000,000;
(c) the lesser of (i) 95% of the lesser of (x) the Net Orderly Liquidation Value and (y) the invoice cost, of US Eligible New Sale Equipment Inventory and (ii) the US Eligible New Sale Equipment Inventory Cap (as hereinafter defined); and
(d) 85% of the Net Orderly Liquidation Value of US Eligible Other Equipment;
less the sum of Reserves established by Agent at such time in its Permitted Discretion plus the US Liquidity Reserve and the Performance Reserve;
less the outstanding principal balance of the Term Loan.
For the purposes of this definition, “US Eligible New Sale Equipment Inventory Cap” shall mean the US Eligible New Sale Equipment Inventory Cap in effect from time to time determined as set forth below based upon the applicable Leverage Ratio (as defined in Exhibit 4.2(b) hereto) then in effect:

Exhibit 10.1

Leverage Ratio	U.S. Eligible New Sale Equipment Inventory Cap
>4.50 to 1.0	$4 million plus additional $2 million for U.S. Eligible New Equipment Sales Inventory subject to a signed customer purchase order

<4.50 to 1.0 but >4.0 to 1.0	$6 million plus additional $3 million for U.S. Eligible New Equipment Sales Inventory subject to a signed customer purchase order

<4.0 to 1.0 but >3.50 to 1.0	$10 million plus additional $5 million for U.S. Eligible New Equipment Sales Inventory subject to a signed customer purchase order

<3.50 to 1.0	$15 million
The US Eligible New Sale Equipment Inventory Cap shall be adjusted from time to time upon delivery to Agent of the financial statements for each fiscal month required to be delivered pursuant to Section 4.1(c) hereof accompanied by a written calculation of the Leverage Ratio certified on behalf of the Borrower by a Responsible Officer of the Borrower as of the end of the fiscal month for which such financial statements are delivered. If such calculation indicates that the US Eligible New Sale Equipment Inventory Cap shall increase or decrease, then on the date of delivery of such financial statements and written calculation, the US Eligible New Sale Equipment Inventory Cap shall be adjusted in accordance therewith; provided, however, that if the Borrower shall fail to deliver any such financial statements for any such fiscal month by the date required pursuant to Section 4.1(c), then, at Agent’s election, effective as of the date on which such financial statements were to have been delivered, and continuing through the date (if ever) when such financial statements and such written calculation are finally delivered, the US Eligible New Sale Equipment Inventory Cap shall be conclusively presumed to equal the smallest US Eligible New Sale Equipment Inventory Cap specified in the table set forth above.
2.3. Exhibit 4.2(b) to the Credit Agreement is hereby deleted in its entirety and replaced with the form of Exhibit 4.2(b) attached hereto.
2.4. Exhibit 11.1(b) to the Credit Agreement is hereby deleted in its entirety and replaced with the form of Exhibit 11.1(b) attached hereto.

3.
Waiver. The undersigned Lenders hereby waive the Events of Default arising under Section 7.1(a) of the Credit Agreement as a result of the Borrowers’ failure to prepay the Loans pursuant to Section 1.8(c) of the Credit Agreement in respect of the sale of certain equipment.

4.
Conditions to Effectiveness. The effectiveness of this Amendment Agreement is expressly conditioned upon the execution of this Amendment Agreement by the Credit Parties, the Agent and each of the Lenders and the satisfaction of the following conditions:

(a) Consent and Reaffirmation. Each Credit Party shall have executed and delivered a Consent and Reaffirmation in the form of Exhibit A attached hereto.
(b) Payment of Fees and Expenses. The Credit Parties shall have paid (i) an amendment fee in the amount of $36,750 in immediately available funds to the Agent, for the ratable benefit of the Lenders, based on their shares of the aggregate outstanding principal amount of the Term Loans and the aggregate Revolving Loan Commitments, and (ii) all other fees, costs and expenses owing to the Agent and the Lenders on the date hereof in connection with the transactions contemplated hereby.
(c) Other Documents. The Borrowers shall provide such other documents, instruments and agreements as the Agent may reasonably request.

5.	Representations and Warranties of the Credit Parties.
(a) Each Credit Party is in good standing in its jurisdiction of incorporation or formation and is duly qualified in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and has all requisite power and authority to execute, deliver and perform this Amendment Agreement.
(b) The execution, delivery and performance of this Amendment Agreement (i) have been duly authorized by all requisite action of the Credit Parties and (ii) will not (A) contravene the terms of any Credit Party’s charter, by-laws or other

Exhibit 10.1

organizational documents, (B) violate any provision of applicable law, or (C) conflict with or result in any material breach or contravention of, or the creation of any Lien under, any document evidencing any material contractual obligation to which any Credit Party is a party or any order, injunction, writ or decree of any governmental authority to which any Credit Party or its property is subject.
(c) Each of the Credit Parties represents and warrants that the execution, delivery and performance by each of the Credit Parties of this Amendment Agreement and the documents and instruments delivered in connection therewith have been duly authorized by all necessary corporate action and that this Amendment Agreement is a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).
(d) Each of the Credit Parties hereby certifies that each of the representations and warranties contained in the Credit Agreement and the other Loan Documents (as amended through the date hereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.
(e) After giving effect to this Amendment Agreement, no Default or Event of Default exists on the date hereof.

6.	Reference to and Effect on the Credit Agreement.
(a) Upon the effectiveness of this Amendment Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b) Except as specifically amended above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect and shall be binding upon the Credit Parties in all respects and are hereby ratified and confirmed.
(c) Except as specifically set forth above, the execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of (i) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the other Loan Documents, or (ii) any Event of Default or Default under the Credit Agreement.

7.	CHOICE OF LAW. THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

8.
Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.	Headings. Section headings in this Amendment Agreement are included herein for convenience of reference only and shall not constitute a part of this Amendment Agreement for any other purposes.

[signature page follows]

Exhibit 10.1

IN WITNESS WHEREOF, the Credit Parties, the Agent and the Lenders have executed this Amendment Agreement as of the date first above written.

COAST CRANE COMPANY

By:	/s/ Kory Glen
Title:	Chief Financial Officer

COAST CRANE LTD.

By:	/s/ Kory Glen
Title:	Chief Financial Officer

CC ACQUISITION HOLDING CORP.

By:	/s/ Kory Glen
Title:	Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Swingline Lender and as a Term Lender, US Revolving Lender and Canadian Revolving Lender

By:	/s/ Justin Grimm
Title:	Duly Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and a Lender

By:	/s/ Laura Nickas
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ James Simpson
Title:	Vice President

CAPITAL ONE BUSINESS CREDIT CORP. (f/k/a Capital One Leverage Finance Corp.), as a Lender

By:	/s/ Michael D. Gullo
Title:	Vice President

Exhibit 10.1

EXHIBIT A
CONSENT AND REAFFIRMATION
Each of the undersigned (“Guarantors”) hereby (i) acknowledges receipt of a copy of the First Amendment to Second Amended and Restated Credit Agreement dated as of February 21, 2014 (the “First Amendment”); (ii) consents to the execution and delivery thereof by the Credit Parties; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Credit Parties to Agent and Lenders pursuant to the terms of that certain Amended and Restated Guaranty and Security Agreement dated as of March 12, 2013 (the “Agreement”), and (v) reaffirms that the Agreement is and shall continue to remain in full force and effect. Although each of the Guarantors has been informed of the matters set forth herein and in the First Amendment and has acknowledged and agreed to same, such Guarantors understand that Agent and Lenders have no obligation to inform any of the Guarantors of such matters in the future or to seek any of the Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.
This Consent and Reaffirmation shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of law.
[signature pages follow]

Exhibit 10.1

IN WITNESS WHEREOF, the Credit Parties, the Agent and the Lenders have executed this Amendment Agreement as of the date first above written.

COAST CRANE COMPANY

By:	/s/ Kory Glen
Title:	Chief Financial Officer

COAST CRANE LTD.

By:	/s/ Kory Glen
Title:	Chief Financial Officer

CC ACQUISITION HOLDING CORP.

By:	/s/ Kory Glen
Title:	Chief Financial Officer

Exhibit 10.1

EXHIBIT 4.2(b)
to
credit agreement
FORM OF COMPLIANCE CERTIFICATE
COAST CRANE COMPANY AND COAST CRANE LTD.
Date: _____________, 201_
This Compliance Certificate (this “Certificate”) is given by Coast Crane Company, a Delaware corporation (the “US Borrower”), and Coast Crane Ltd., a British Columbia corporation (the “Canadian Borrower” and together with the US Borrower collectively, the “Borrowers”), pursuant to subsection 4.2(b) of that certain Second Amended and Restated Credit Agreement, dated as of March 12, 2013 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the US Borrower, the Canadian Borrower, CC Acquisition Holding Corp., a Delaware corporation (“Holdings”), the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers (in such capacity, the “Agent”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

i.
The officer executing this Certificate is a Responsible Officer of Holdings and as such is duly authorized to execute and deliver this Certificate on behalf of Holdings. By executing this Certificate, such officer hereby certifies to the Agent, the Lenders and the L/C Issuers, on behalf of Holdings, that: the financial statements delivered with this Certificate in accordance with subsection [4.1(a)] [4.1(b)] [4.1(c)] of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosures);

ii.
to the best of such officer’s knowledge, each Credit Party and each of their Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements in the Credit Agreement and the other Loan Documents to be observed or performed by them, and such officer does not have knowledge of any Default or Event of Default [except as specified on the written attachment hereto];

iii.	Exhibit A attached hereto is a correct calculation of the Fixed Charge Coverage Ratio covenant contained in Section 6.1 of the Credit Agreement;

iv.	Exhibit A-1 attached hereto is a correct calculation of the Modified Fixed Charge Coverage Ratio;

v.	Exhibit B attached hereto is a correct calculation of Consolidated EBITDA;

vi.	Exhibit C attached hereto is a correct calculation of the Capital Expenditures contained in Section 6.2 of the Credit Agreement;

vii.	Exhibit D attached hereto is a correct calculation of the Leverage Ratio;

viii.	since the Closing Date, and except as disclosed in prior Certificates delivered to the Agent, no Credit Party and no Subsidiary of any Credit Party has:

ix.
changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows: ________________________________;

x.	acquired the assets of, or merged or consolidated with or into, any Person, except as follows: _________________________________; or

xi.	changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows: ______________________________________________

xii.
[set forth on Exhibit E is a listing of all government contracts of the US Borrower and the Canadian Borrower subject to the Federal Assignment of Claims Act of 1940, Financial Administration Act (Canada) or any similar state or municipal law entered into in the prior Fiscal Quarter.] [[only required to be provided with respect to Compliance Certificates delivered pursuant to subsections 4.1 (a) and (b)]]

xiii.
[set forth on Exhibit F is a listing of all applications for the registration of any Patent, Trademark, Copyright or Design filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office, the CIPO or any similar office or agency entered into or filed in the prior Fiscal Quarter.] [[only required to be provided with respect to Compliance Certificates delivered pursuant to subsections 4.1 (a) and (b)]]

Exhibit 10.1

xiv.
[set forth on Exhibit G is updated Schedule 3.16 (which Schedule shall include the information required by Section 3.16 of the Credit Agreement).] [There has been no change to the information contained in Schedule 3.16 since such Schedule delivered [on the Closing Date] [on [_______________]].] [[only required to be provided with respect to Compliance Certificates delivered pursuant to subsections 4.1 (b)]]

xv.
[set forth on Exhibit H is an updated Schedule 3.1(b) (which Schedule shall include the information required by Section 3.1(b) of the Credit Agreement).] [There has been no change to the information contained in Schedule 3.1(b) since such Schedule delivered [on the Closing Date] [on [_________________]].] [[only required to be provided with respect to Compliance Certificates delivered pursuant to subsections 4.1 (c)]]

xvi.
[set forth on Exhibit I is an updated Schedule 3.31 (which Schedule shall include the information required by Section 3.31 of the Credit Agreement).] [There has been no change to the information contained in Schedule 3.31 since such Schedule delivered [on the Closing Date] [on [_____________]].] [[only required to be provided with respect to Compliance Certificates delivered pursuant to subsection 4.1(c)]]

xvii.
[set forth on Exhibit J is a listing of all Equipment and/or Inventory owned by any US Credit Party that was moved to any location of, or transferred to, any Canadian Credit Party during the fiscal month then ended.] [[only required to be provided with respect to Compliance Certificates delivered pursuant to subsection 4.1(c)]]

[Remainder of page is intentionally left blank]

Exhibit 10.1

IN WITNESS WHEREOF, the Borrowers have caused this Certificate to be executed by one of Holdings’ Responsible Officers this _____ day of __________________, 201_.

By:
Its:

Note: Unless otherwise specified, all financial covenants are calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP and all calculations are without duplication.

Exhibit 10.1

EXHIBIT A TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Covenant 6.1 Fixed Charge Coverage

Fixed Charge Coverage Ratio is defined as follows:

Consolidated EBITDA (per Exhibit B)	$

Less: Gain (or Plus Loss) on sale of Equipment rented or held for rental in the Ordinary Course of Business to the extent included in the calculation of Consolidated EBITDA	$

Adjusted Consolidated EBITDA	$

Minus Net Capital Expenditures	$

Fixed Charges equals:
Consolidated Net Interest Expense (defined as gross interest expense for such period paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates) for Holdings and its Subsidiaries on a consolidated basis).

$

Plus:

Scheduled principal payments of Indebtedness during such period	$

Taxes on or measured by income paid or payable in cash during such period	$

Fixed Charges total:	$

Fixed Charge Coverage Ratio (Adjusted Consolidated EBITDA minus Net Capital Expenditures divided by Fixed Charges)	$

Required Fixed Charge Coverage	1.20 to 1.00

In Compliance	Yes/No

Exhibit 10.1

EXHIBIT A-1 TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Modified Fixed Charge Coverage
Modified Fixed Charge Coverage Ratio is defined as follows:

Adjusted Consolidated EBITDA (per Exhibit A)	$

Fixed Charges (per Exhibit A):	$

Modified Fixed Charge Coverage Ratio (Adjusted Consolidated EBITDA divided by Fixed Charges)	$

Required Modified Fixed Charge Coverage	1.20 to 1.00

Delivery of thirteen week cash flow forecast required?	Yes/No

Exhibit 10.1

EXHIBIT B TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Consolidated EBITDA

“Consolidated EBITDA” is defined as follows:

Net income (or loss) for the applicable period of measurement of Holdings and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of Holdings, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries; (c) the proceeds of any life insurance policy; (d) gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of Holdings and its Subsidiaries, and related tax effects in accordance with GAAP; and (e) any other extraordinary gains or losses of Holdings or its Subsidiaries, and related tax effects in accordance with GAAP

$

Plus:

All amounts deducted in calculating net income (or loss) for depreciation or amortization for such period	$

Interest expense (less interest income) deducted in calculating net $ income (or loss) for such period	$

All taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period	$

All non-cash losses or expenses (or minus non-cash income or gain) included or deducted in calculating net income (or loss) for such period including, without limitation, any non-cash loss or expense (or income or gain) due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding impairment of good will, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, non-cash foreign currency exchange losses (or minus gains) and non-cash expenses deducted as a result of any grant of Stock or Stock Equivalents to employees, officers or directors, but excluding any non-cash loss or expense (a) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (b) relating to a write-down, write off or reserve with respect to Accounts and Inventory

$

Fees and expenses incurred in connection with the negotiation, execution and delivery on the Closing Date of the Loan Documents, to the extent (i) deducted in the calculation of net income (or loss) $ for such period, and (ii) disclosed to the Agent

$

Fees and expenses paid to the Agent and Lenders in connection with the Loan Documents to the extent deducted in calculating net income (or loss) for such period	$

Consolidated EBITDA total:	$

Exhibit 10.1

EXHIBIT C TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Net Capital Expenditures
Net Capital Expenditures

Capital Expenditures (defined as the aggregate of all expenditures and obligations for the applicable period of measurement of Holdings and its Subsidiaries on a consolidated basis which should be capitalized under GAAP, but for the avoidance of doubt shall not include any expenditure classified as Inventory under GAAP):

$

Less: (to the extent included above and without duplication):

Capital Expenditures used for the purchase of new Equipment held for sale in the Ordinary Course of Business purchased after January 1, 2012 for which there is a signed customer purchase order or written agreement for purchase of such Equipment and is held for less than six (6) months:

$

Capital Expenditures relating to used Equipment which has been acquired in the Ordinary Course of Business for resale through trade-ins from customers after January 1, 2012 and is held for less than six (6) months in an amount not exceeding $1,000,000 for any applicable period:

$

Capital Expenditures to the extent financed with Indebtedness permitted under Section 5.5(d) of the Credit Agreement (excluding Capital Expenditures referred to in the preceding two clause above):	$

Net Proceeds from the sale of Equipment rented or held for rental in the Ordinary Course of Business:	$

Net Capital Expenditures:	$

Maximum Net Capital Expenditures

In Compliance:	Yes/No

Exhibit 10.1

EXHIBIT D TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Leverage Ratio
Leverage Ratio

Leverage Ratio:

(A) Indebtedness as of the date of measurement

(B) Consolidated EBITDA for the twelve month period ending on the date of measurement (per Exhibit B)

Leverage Ratio (result of (A) divided by (B) above)

Exhibit 10.1

EXHIBIT E TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Government Contracts

Exhibit 10.1

EXHIBIT F TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Intellectual Property Applications

Exhibit 10.1

EXHIBIT G TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Updated Schedule 3.16
(Intellectual Property)

Exhibit 10.1

EXHIBIT H TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Updated Schedule 3.1(b)
(Permits)

Exhibit 10.1

EXHIBIT I TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Updated Schedule 3.31
(Equipment)

Exhibit 10.1

EXHIBIT J TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Moved Equipment and/or Inventory

Exhibit 10.1

EXHIBIT 11.1(b)
to
credit agreement
FORM OF BORROWING BASE CERTIFICATE

Exhibit 10.1